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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) April 10, 1995

                                RPS REALTY TRUST
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
                 (State or other jurisdiction of incorporation)

             1-10093                                      13-6908486
     (Commission File Number)                  (IRS Employer Identification No.)

     747 Third Avenue, New York, New York                    10017
   (Address of principal executive offices)               (Zip Code)

   Registrant's telephone number, including area code (212) 702-8585

    733 Third Avenue, New York, New York 10017
         (Former name or former address, if changed since last report)


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Item 1(b) Changes of Control of Registrant

Item 5    Other Events

          On April 10, 1995, the Registrant, Ramco-Gershenson, Inc. ("Ramco"), the sole stockholders of Ramco and certain affiliates of Ramco entered into a Master Agreement, as well as certain other related agreements (collectively, the "Ramco Transaction Agreements") relating to the acquisition by the Registrant of certain stock interests in Ramco and substantially all of the real estate assets of Ramco's affiliates (the "Ramco Transaction"). Pursuant to the Ramco Transaction Agreements, Ramco, the Ramco Principals (as hereinafter defined) and certain of their respective affiliates (collectively, the "Ramco Group") have transferred or will transfer (via contribution or merger) to a Delaware limited partnership (the "Operating Partnership") 23 shopping center properties (or interests therein) (the "Ramco Properties"), containing approximately 5,270,000 leasable square feet, as well as 100% of the non-voting stock and 5% of the voting stock in Ramco (representing in excess of 99% of the economic interests in Ramco). Following the closing, Ramco will manage the Ramco Properties, the RPS Properties (as defined below) and the properties of certain third parties and other Ramco affiliates. The Registrant will contribute to the Operating Partnership (directly or through merger) six retail properties, containing approximately 930,000 leasable square feet (the "RPS Properties"), and $75,000,000 in cash (less expenses paid by the Registrant in connection with the proposed transactions). Upon consummation of the Ramco Transaction, the Registrant will be the sole general partner and a limited partner of, and members of the Ramco Group will be limited partners of, the Operating Partnership. The exact number of units of limited partnership interest (collectively, the "OP Units") to be received by the Registrant and the members of the Ramco Group will be determined based upon the relative agreed upon values of the assets to be contributed by the parties; based upon estimated current values, it is anticipated that the Registrant would initially receive OP Units equal to an approximately 74.5% interest in the Operating Partnership, and the members of the Ramco Group would initially receive OP Units equal, in the aggregate, to an approximately 25.5% interest in the Operating Partnership. The Ramco Group's OP Units will be exchangeable for shares of beneficial interest of the Registrant (after taking into account the reverse stock split described below) (the "New Shares") commencing one year after the consummation of the Ramco Transaction, subject to purchase of such OP Units for cash by the Registrant, at the Registrant's option. If members of the Ramco Group earned the maximum number of OP Units which they are eligible to receive pursuant to certain performance related earnouts provided for under the Ramco Transaction Agreements, and if all of such OP Units were so exchanged, it is currently anticipated that the members of the Ramco Group would receive New


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Shares equal, in the aggregate, to approximately 29% of the New Shares which will be outstanding immediately after such conversion.

          As part of the Ramco Transaction, it is anticipated that (a) the Registrant's state of organization will be changed from Massachusetts to Maryland and the Registrant will change its name to Ramco-Gershenson Properties Trust and (b) the Registrant will implement a reverse stock split, pursuant to which each four existing shares of beneficial interest, par value $.10 per share, of the Registrant will be converted into one New Share.

          Consummation of the Ramco Transaction is conditioned upon, among other things, (i) approval of the Ramco Transaction (and certain related transactions) by the Registrant's shareholders, who will receive a proxy statement describing the Ramco Transaction and such related transactions, (ii) the Ramco Group's ability to obtain the requisite consents of the limited partners in the partnerships which currently own certain of the Ramco Properties to the transfer of such properties to the Operating Partnership, (iii) the receipt of all required material consents of third parties, including receipt of consents from the applicable utilities that would permit the Operating Partnership to resell electricity to the tenants of the Ramco Properties located in Michigan in accordance with past practice, (iv) execution of a "closing agreement" with the Internal Revenue Service (the "IRS"), which, among other things, will confirm the Registrant's continuing eligibility to qualify as a real estate investment trust ("REIT"), as described in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), (v) receipt of an opinion from Dean Witter Reynolds, Inc., the Registrant's financial advisor, relating to the fairness of the Ramco Transaction, from a financial point of view, to the Registrant's shareholders, (vi) indebtedness of certain of the Ramco Properties having been refinanced in accordance with certain terms described in the Ramco Transaction Agreements, (vii) satisfaction of the employment agreements between the Registrant and its two principal executive officers, as described below and
(viii) receipt by the Ramco Group of no less than 25.5% of the interests in the Operating Partnership (assuming the Ramco Group received the maximum number of OP Units issuable under the performance related earnouts).

          In addition to the failure to satisfy a material condition, the Ramco Transaction may be terminated prior to the closing upon, among other things, the receipt by the Registrant of a proposal for an alternative transaction which the Board of Trustees of the Registrant determines is on terms superior to the terms of the Ramco Transaction.

          Upon consummation of the Ramco Transaction, it is contemplated that four of the nine current members of the RPS

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Board will resign, and will be replaced by four individuals designated by the
Ramco Group, two of whom will be independent of Ramco, the Registrant and their respective affiliates. In addition, the five current principal executive officers of Ramco (the "Ramco Principals") will become executive officers of the Registrant, and will be responsible for the management of the Registrant's real estate operations. In addition, it is contemplated that Joel Pashcow, the current Chairman of the Board of the Registrant, will become the Vice Chairman of the Registrant upon consummation of the Ramco Transaction.

          In connection with (and as a condition to) the consummation of the Ramco Transaction, the Registrant agreed that the employment agreements between the Registrant and each of Herbert Liechtung, President of the Registrant, and Joel Pashcow, Chairman of the Board of the Registrant would be satisfied by the Registrant prior to the consummation of the Ramco Transaction. Each of such contracts contains a provision which enables the employee thereunder, upon the occurrence of certain events ("triggering events"), to terminate such contract, and to receive a payment equal to four times such employee's average annual salary and bonuses for the three years prior to the occurrence of such events. The Registrant and Mr. Liechtung have entered into a termination agreement, the material provisions of which are described in the Registrant's Form 10-K (the "Liechtung Termination Agreement"); pursuant to such agreement, among other things, (a) the Registrant and Mr. Liechtung have agreed that consummation of the Ramco Transaction would constitute a "triggering event" under the applicable provisions of his employment agreement and (b) Mr. Liechtung has agreed, subject to earlier termination as set forth in his employment agreement, to continue in the employment of the Registrant through the date of consummation of the proposed Ramco Transaction. The Registrant and Mr. Pashcow have been negotiating the terms of a termination agreement, and the Board of Trustees of the Registrant (the "RPS Board") has approved the material terms of such an agreement (which are substantially similar to the material terms of the Liechtung Termination Agreement, except that Mr. Pashcow will not receive a one-time bonus payment similar to the payment to be received by Mr. Liechtung); however, as of the date hereof, the Trust and Mr. Pashcow have not entered into a definitive termination agreement.

          Upon consummation of the Ramco Transaction, it is anticipated that the Registrant will enter into a new employment agreement with Mr. Pashcow, pursuant to which, among other things, Mr. Pashcow will be granted, pursuant to a new option plan to be adopted by the Registrant (with the approval of the Registrant's shareholders), options to purchase 187,500 New Shares. In addition, in connection with the proposed Ramco Transaction, the RPS Board has agreed to recommend to the Registrant's shareholders certain amendments to its 1989

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Employees' Stock Option Plan, including an extension of the term of the existing options granted to Messrs. Pashcow and Liechtung (as well as the options held by other employees of the Registrant). The RPS Board has also determined to recommend that the Registrant's shareholders approve certain amendments to the Registrant's 1989 Trustees' Stock Option Plan, including an extended exercise period. Lastly, in connection with the Ramco Transaction, the Registrant has agreed to certain severance and other "bonus" arrangements with certain other executive officers and other key employees of the Registrant, to induce such individuals to remain in the employ of the Registrant at least through the consummation of the Ramco Transaction; the terms of such arrangements are described in the Form 10-K.

          As a condition to the consummation of the Ramco Transaction, and in an effort to complete the transformation of the Registrant from primarily a mortgage REIT to an equity REIT, the Registrant has agreed to transfer out of the Registrant the remaining loans in the Registrant's mortgage loan portfolio, as well as certain other assets, which may include cash and/or interests in two real properties which are not being contributed to the Operating Partnership (such mortgage loans and other assets are hereinafter collectively referred to as the "Transfer Assets"). Accordingly, the Registrant intends to transfer the Transfer Assets to a newly-formed REIT ("RPS Mortgage"). Thereafter, the Registrant will make a ratable distribution to its Shareholders (the "Distribution") of all of the shares of beneficial interest in RPS Mortgage ("RPS Mortgage Shares") at a distribution rate to be determined by the RPS Board prior to the Distribution. The distribution rate is currently expected to be one RPS Mortgage Share for every outstanding New Share.

          Prior to the Distribution, RPS Mortgage will register the RPS Mortgage Shares under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and will file a registration statement on Form 10 with the Securities and Exchange Commission. RPS Mortgage will also send to the Registrant's shareholders an information statement which will substantially comply with the requirements of Regulation 14(c) under the Exchange Act, and contain financial as well as other material information with respect to the business and management of RPS Mortgage and the Distribution.

          Following the Distribution, it is expected that the Registrant and RPS Mortgage will conduct their respective businesses as independent companies with their own separate employees. The Registrant will retain no ownership interest in RPS Mortgage following the Distribution. It is possible, however, that the Registrant and RPS Mortgage will enter into various agreements prior to the Distribution, including agreements under which responsibility for specified liabilities will be allocated between the Registrant and RPS Mortgage. It is

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also possible that one or more of the current trustees of the Registrant will serve as trustees of RPS Mortgage following the Distribution and that certain current officers and employees of the Registrant will serve as officers or employees of RPS Mortgage. Following the Distribution, the board of trustees of RPS Mortgage may choose to liquidate the Transfer Assets over a period of time and then either distribute such liquidation proceeds to the holders of RPS Mortgage Shares, or cause RPS Mortgage to enter into a merger or other business combination with a third party.

          The RPS Board has approved the Ramco Transaction as being in the best interests of the Registrant and its Shareholders. Upon consummation of the Ramco Transaction, the Registrant will own a significant controlling interest in an entity that the RPS Board believes will own an attractive portfolio of retail properties managed by a well-respected experienced organization which has exhibited significant development capabilities. As a result of the Ramco Transaction and the Distribution, the Registrant's shareholders will own shares in two separate companies -- the Registrant, an equity REIT, and RPS Mortgage, which is expected to be substantially a mortgage REIT. In connection with the consummation of the Ramco Transaction, on March 29, 1995 the Board of Trustees adopted an amendment to the Registrant's Rights Agreement with American Stock Transfer & Trust Company to provide that the issuance of OP Units and New Shares to members of the Ramco Group in connection with the Ramco Transaction would not trigger the shareholder rights set forth in such Agreement.

          Additional information with respect to the Ramco Transaction will be included in a Proxy Statement to be distributed to the Registrant's shareholders, pursuant to which the Registrant will seek the approval of its shareholders of the Ramco Transaction and certain related transactions.

          Notwithstanding the filing of this Form 8-K under Item 1(b) hereof, the Registrant does not believe that the transaction contemplated by the Ramco Transaction Agreements will result in a change of control of the Registrant.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          RPS REALTY TRUST
                                          (Registrant)

Date:  April 24, 1995                     By: /s/ Joel Pashcow
                                              _______________________
                                              Joel Pashcow,
                                              Chairman


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                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit                                                               Page No.
- -------                                                               ----------
2.1      Master Agreement dated as of April 10, 1995 among
         Registrant, Ramco- Gershenson, Inc., Dennis Gershenson,
         Joel Gershenson, Bruce Gershenson, Richard Gershenson,
         Michael A. Ward, Michael A. Ward U/T/A, dated 2/22/77,
         as amended, Ramco-Gershenson Properties, L.P. and the
         Ramco Contributing Parties, together with schedules
         thereto.

2.2 Agreement dated as of April 10, 1995 by and between Chester Plaza Shops, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

2.3 Agreement dated as of April 10, 1995 by and between Crofton Plaza, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

2.4 Agreement dated as of April 10, 1995 by and between Trinity Shops, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

2.5 Agreement dated as of April 10, 1995 by and between Lantana Plaza Shops, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

2.6 Agreement dated as of April 10, 1995 by and between Sunshine Plaza Shops, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

2.7      Agreement dated as of April 10, 1995 by and between The
         Commack Site, Inc., a wholly-owned subsidiary of Registrant, and Ramco-Gershenson Properties, L.P.

4.1      Amendment dated as of March 29, 1995 to the Rights
         Agreement dated as of December 6, 1989 between the Registrant and American Stock Transfer & Trust Company.

99.1     Press Release of Registrant dated April 10, 1995.